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                                                                    EXHIBIT 12.1

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                                                 9/30/2005   9/30/2004      2004         2003        2002        2001        2000
                                               -------------------------------------------------------------------------------------
Income (loss) from continuing operations
    before income taxes, minority interest,
    and cumulative effect of accounting
    change                                          42,727      76,122     103,169       88,637       4,063      12,006    (780,575)
Equity (earnings) loss from affiliates                 301         450         631         (119)        153         358      21,438
Fixed charges                                       55,737      59,169      79,033       78,948      91,825     133,247     153,216
Distributions from affiliates                            0           0           0            0           0           0       6,700
Less capitalized interest                           (3,689)     (4,448)     (5,839)        (900)          0           0      (8,330)
                                               -------------------------------------------------------------------------------------
Earnings, as defined                                95,076     131,293     176,994      166,566      96,041     145,611    (607,551)
                                               =====================================================================================
Interest expense                                    48,014      49,501      66,444       70,543      80,094     110,605     129,259
Capitalized interest                                 3,689       4,448       5,839          900           0           0       8,330
Amortization of debt discount and premium
    and issuance expense                             4,034       5,220       6,750        7,505      11,731      22,642      15,627
                                               -------------------------------------------------------------------------------------
Fixed charges, as defined                           55,737      59,169      79,033       78,948      91,825     133,247     153,216
                                               =====================================================================================
Ratio of earnings to fixed charges                     1.7x        2.2x        2.2x         2.1x        1.0x        1.1x        N/A

Deficiency in earnings available to cover
    fixed charges                                                                                                          (760,767)
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